FOR IMMEDIATE RELEASE

INHIBITEX REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS
- Recent $23 Million Financing Supports Operations through 2011-

ATLANTA, GA – November 6, 2009 — Inhibitex, Inc. (Nasdaq: INHX), today announced its financial results for the third quarter ended September 30, 2009. The Company held cash, cash equivalents and short-term investments of $21.1 million at September 30, 2009, as compared to $33.1 million at December 31, 2008.

“We continue to make progress on all fronts, including the advancement of our differentiated antiviral development programs and most recently, the completion of a financing that we believe strategically positions us to develop both FV-100 and INX-189 through their respective clinical proof of concept trials,” stated Russell H. Plumb, President and CEO of Inhibitex, Inc. “We continue to anticipate completing our Phase II clinical trial of FV-100 in shingles patients around the middle of next year, and subject to the successful completion of ongoing GLP studies, believe we are on track to file an investigational new drug application and initiate a Phase I clinical trial of INX-189 in the first half of 2010.”

Third Quarter 2009 Financial Results

The Company reported a net loss for the third quarter of 2009 of $4.5 million, as compared to a net loss of $4.0 million in the third quarter of last year. Basic and diluted net loss per share was $0.10 for the third quarter of 2009 as compared to basic and diluted net loss per share of $0.09 per share in the third quarter of 2008. The increase in net loss and net loss per share in the third quarter of 2009 was the result of higher research and development expense, lower revenues from collaborative license and development agreements and lower net interest income, offset in part by a reduction in general and administrative expense.

Revenue decreased to $0.3 million in the third quarter of 2009 from $0.8 million in the third quarter of 2008. The $0.5 million decrease was primarily the result of upfront license fees received by the Company in 2007 and 2008 being fully amortized to revenue as of the end of 2008, and to a lesser extent, lower periodic research-associated support fees received by the Company.

Research and development expense increased to $3.9 million in the third quarter of 2009 from $3.5 million in the third quarter of 2008, primarily due to a $0.5 million increase in direct costs incurred in connection with the clinical development of FV-100 and the preclinical development of INX-189, offset in part by a $0.1 million decrease in other non-direct expenses.

General and administrative expense decreased to $0.8 million in the third quarter of 2009 from $1.5 million in the third quarter of 2008. This $0.7 million decrease consisted of a $0.3 million reduction in depreciation and facility-related expenses due to a loss on rent accrual in 2008 and a $0.4 million decrease in other expenses.

Financial Guidance

The Company updated its financial guidance in light of its recent financing, the clinical status of FV-100 and its preclinical and clinical development plans for INX-189. The Company currently anticipates that it will have between $36-$37 million in cash, cash equivalents and short-term investments on hand at the end of 2009, and that it has sufficient financial resources to support its planned operations through the end of 2011.
Financial guidance involves a high level of uncertainty and is subject to numerous assumptions and factors. These factors include, but are not limited to: the funding requirements and time it may take to conduct preclinical research, formulate and manufacture clinical trial materials and conduct clinical trials; the ability to enroll subjects or patients in clinical trials on a timely basis, if at all, and whether the results of these clinical trials are favorable; receiving regulatory approvals on a timely basis to proceed with the clinical development of a drug candidate; the cost of filing, prosecuting and enforcing patents or other intellectual property rights; changes in the Company’s strategy or development plans in the future; and the level of general and administrative expenses needed to support the Company’s business strategy and its publicly-traded status. In addition, the financial guidance does not consider or reflect the potential financial or operating impact of any additional alliances, licensing or collaboration agreements, or other similar transactions that may occur in the future.

Recent Corporate Developments

FV-100 - The Company has approximately 60 sites initiated and qualified to enroll patients in its Phase II clinical trial to evaluate the safety and biologic activity of FV-100 for the treatment of shingles.

INX -189 –During the third quarter, the Company advanced INX-189, its lead HCV protide polymerase inhibitor, into Good Laboratory Practice (GLP) studies based upon the results of extensive preclinical in vitro and in vivo studies.

NASDAQ Listing Transfer – In October 2009, the Company received written notification from The Nasdaq Stock Market (“Nasdaq”) stating that the closing bid price of the Company’s common stock had been at or above $1.00 per share for 10 consecutive business days, and therefore the Company had regained compliance with Nasdaq’s Listing Rule 5550(a)(2) and its delisting matter has been closed.

Private Placement Financing – In October, the Company completed a private placement of common stock and warrants to a group of new and existing institutional investors, raising gross proceeds of approximately $23 million. In connection with the private placement, the Company is required to file a registration statement on Form S-3 with the Securities and Exchange Commission to register the resale of shares of common stock and the shares of common stock issuable upon the exercise of the warrants issued pursuant to the financing.

Presentation at AASLD Meeting – Earlier this week, the Company presented preclinical pharmacokinetic data on INX-189 in a poster at the 60th Annual Meeting of the American Association for the Study of Liver Diseases (AASLD) in Boston, MA. A copy of the poster presentation is available on the Company’s website at www.inhibitex.com.

Conference Call and Webcast Information

Russell H. Plumb, president and chief executive officer of Inhibitex, and other members of management will review the Company’s third quarter 2009 operating results and financial position, as well as provide a general update on the Company via a webcast and conference call today at 9:00 a.m. EDT. To access the conference call, please dial (877) 407-8033 (domestic) or (201) 689-8033 (international). A replay of the call will be available from 11:00 a.m. EDT on November 6 until December 6, 2009 at midnight. To access the replay, please dial (877) 660-6853 (domestic) or (201) 612-7415 (international) and reference the account # 286 and the conference id # 336098. A live audio webcast of the call and the archived webcast will be available under the News and Events category on the Inhibitex website at http://www.inhibitex.com.

About Shingles and FV-100

Shingles, also known as herpes zoster, is an infection caused by the reactivation of varicella zoster virus (VZV), the same virus that causes chicken pox. Worldwide, it is estimated that there are more than 2.5 million new cases of shingles each year. Shingles is generally characterized by skin lesions, acute infection-related pain, and in many cases, post herpetic neuralgia (PHN), a painful and sometimes debilitating complication that can last for months or possibly years. While shingles can develop in adolescents or adults of any age, it occurs predominantly in individuals 40 years of age and older.

Published in vitro studies have demonstrated that FV-100, an orally available bicyclic nucleoside analogue, is significantly more potent against VZV, and can inhibit its replication substantially faster than any other antiviral agent currently approved for the treatment of shingles. Inhibitex believes these characteristics, plus a favorable pharmacokinetic profile in Phase I studies, supports the potential of FV-100 as a highly potent, once-daily oral therapy to reduce the incidence and severity of shingles-related symptoms, including acute pain and PHN.

About HCV and Protides

Hepatitis C is a disease of the liver caused by the hepatitis C virus (HCV). It is estimated that approximately 4 million Americans and 170 million individuals worldwide are infected with HCV. HCV can cause chronic liver disease, cirrhosis and cancer, and is the leading cause of liver transplant in the United States.

Inhibitex is developing a series of proprietary phosphoramidates, or protides, of nucleoside inhibitors that target the RNA-dependent RNA polymerase (NS5b) of HCV. Protides are designed to by-pass the rate limiting first step in the creation of active nucleoside triphosphate. The Company believes that its protides possess several pharmacological advantages over nucleosides alone and potentially other nucleotide prodrugs. These advantages include greater potency, a rapid conversion of the protide into its active form in the liver and potentially less toxicity due to reduced systemic exposure of the nucleoside. INX-189, the Company’s lead compound from this series, is a protide of a 2’-C-methylguanosine analogue that the Company believes is the most potent nucleotide or nucleoside HCV polymerase inhibitor described in the literature to date. The Company believes the results of preclinical studies of INX-189 to date support its potential as a highly potent, once-a-day oral therapy highly amenable to combination with other anti-virals for the treatment of patients with chronic hepatitis C infection.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on developing products to treat and prevent serious infectious diseases. In addition to FV-100 and INX-189, the Company has licensed the use of its proprietary MSCRAMM® protein technology to Wyeth for the development of staphylococcal vaccines.

For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than historical facts included in this press release, including statements regarding: the amount of cash that the Company expects to have on hand at the end of 2009; the belief that a recent financing supports the clinical development of both FV-100 and INX-189 through their respective clinical proof of concept trials and the Company’s planned operations for at least the next two years; the anticipated time in which the ongoing Phase II clinical trial of FV-100 will be completed; the potential for FV-100 to be dosed once-a-day and reduce the incidence and severity of shingles-related symptoms, including acute pain and PHN; the Company’s belief that its HCV protides possess several pharmacological advantages over nucleosides alone and potentially other nucleoside prodrugs; the results of recent preclinical studies of INX-189 supporting its potential as a highly potent, once-a-day oral therapy highly amenable to combination with other anti-virals for the treatment of patients with chronic hepatitis C infection; and the Company’s plan to file an investigational new drug application and initiate clinical trials for INX-189 in the first half of 2010, are forward looking statements. These intentions, expectations, or results may not be achieved in the future and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including the risk of: the Company not obtaining regulatory approval on a timely basis, or at all, to advance the development of INX-189 into clinical trials; either the Company, the FDA, or an investigational review board suspending or terminating the clinical development of FV-100 for lack of safety, manufacturing issues or other clinical reasons; FV-100 not demonstrating sufficient efficacy in reducing the incidence and severity of shingles-related symptoms, including acute pain and PHN, to be clinically relevant or commercially viable; the results of ongoing or future preclinical or clinical studies of INX-189 not supporting its further development; obtaining, maintaining and protecting the intellectual property incorporated into and supporting the commercial viability of the Company’s product candidates; maintaining expenses, revenues and other cash expenditures substantially in line with planned or anticipated levels; Wyeth not terminating or revising its agreement with the Company; and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, or SEC, on March 23, 2009 and its Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009 and June 30, 2009, as filed with the SEC on May 13, 2009 and August 12, 2009, respectively. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.

Contact:
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

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INHIBITEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$8,177,449	$11,507,137
Short-term investments	12,901,906	21,634,880
Prepaid expenses and other current assets	934,172	621,797
Accounts receivable	79,443	108,558

Total current assets	22,092,970	33,872,372
Property and equipment, net	1,698,141	2,328,707
Other long-term assets	138,039	31,876

Total assets	$23,929,150	$36,232,955

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,492,789	$1,276,215
Accrued expenses	1,618,787	1,001,047
Current portion of notes payable	78,125	312,500
Current portion of capital lease obligations	201,472	254,291
Current portion of deferred revenue	441,667	441,667
Other current liabilities	202,373	224,922

Total current liabilities	4,035,213	3,510,642
Long-term liabilities:
Notes payable, net of current portion	546,875	390,625
Capital lease obligations, net of current portion	234,731	387,892
Deferred revenue, net of current portion	125,000	237,500
Other liabilities, net of current portion	1,143,411	1,279,994

Total long-term liabilities	2,050,017	2,296,011

Total liabilities	6,085,230	5,806,653
Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at September 30, 2009 and December 31, 2008; none issued and outstanding	—	—
Common stock, $.001 par value; 150,000,000 and 75,000,000 shares authorized at September 30, 2009 and December 31, 2008, respectively; 43,547,136 and 43,380,570 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	43,547	43,381
Common stock warrants	13,619,076	13,742,630
Additional paid-in capital	244,366,603	243,825,057
Other comprehensive income	7,588	111,450
Accumulated deficit	(240,192,894)	(227,296,216)

Total stockholders’ equity	17,843,920	30,426,302

Total liabilities and stockholders’ equity	$23,929,150	$36,232,955

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INHIBITEX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
License fees and milestones.	$37,500	$412,500	$112,500	$1,237,500
Collaborative research and development	250,000	375,000	750,000	1,125,000

Total revenue	287,500	787,500	862,500	2,362,500
Operating expense:
Research and development .	3,945,464	3,468,184	11,123,072	8,982,333
General and administrative .....	831,264	1,519,205	2,840,108	4,083,112

Total operating expense	4,776,728	4,987,389	13,963,180	13,065,445

Loss from operations	(4,489,228)	(4,199,889)	(13,100,680)	(10,702,945)
Other income, net	1,562	5,077	39,634	19,557
Interest income, net	15,929	239,280	164,368	1,071,182

Net loss ..............................	$(4,471,737)	$(3,955,532)	$(12,896,678)	$(9,612,206)

Basic and diluted net loss per Share	$(0.10)	$(0.09)	$(0.30)	$(0.22)

Weighted average shares used to compute basic and diluted net loss per share	43,545,057	43,273,487	43,499,678	42,992,372

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